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Exhibit 99(a)(1)

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

        AMENDMENT NO. 1 dated as of December     , 2004 (the "Amendment") to the Deposit Agreement dated as of October 31, 1989 (the "Original Deposit Agreement" and, as so amended, the "Deposit Agreement"), among Wolters Kluwer N.V., incorporated under the laws of the Netherlands (the "Company"), JPMorgan Chase Bank, N.A. (fka Morgan Guaranty Trust Company of New York), as depositary (the "Depositary"), and all Holders from time to time of American Depositary Receipts issued thereunder.

W I T N E S S E T H:

        WHEREAS, the Company and the Depositary executed the Original Deposit Agreement for the purposes set forth therein; and

        WHEREAS, pursuant to Section 6.01 of the Original Deposit Agreement, the Company and the Depositary desire to amend the terms of the Original Deposit Agreement and the Receipts.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Original Deposit Agreement and the Receipts as follows:

ARTICLE I

DEFINITIONS

        SECTION 1.01.    Definitions.    Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Original Deposit Agreement.

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT

        SECTION 2.01.    Deposit Agreement.    All references in the Original Deposit Agreement to the terms "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Original Deposit Agreement as amended by this Amendment.

        SECTION 2.02.    Article I of the Original Deposit Agreement is amended as follows:

  (a)
  The following definition shall be inserted into Article I prior to definition of the term "Deposit Agreement":

      The terms "deliver", "execute", "issue", "register", "surrender", "transfer" or "cancel", when used with respect to Direct Registration Receipts, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System, and, when used with respect to Receipts in physical certificated form, shall refer to the physical delivery, execution, issuance, registration, surrender, transfer or cancellation of certificates representing the Receipts.

  (b)
  The currently numbered Section 1.06 of the Original Deposit Agreement is amended to read as follows:

      The term "Deposited Securities" as of any time shall mean all Shares (or evidence of rights to receive Shares) at such time deposited under this Deposit Agreement and any and all other Shares, securities, property and cash received at any time by the Depositary

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      or the Custodian in respect or in lieu of such deposited Shares and other Shares (or evidence of rights to receive Shares), securities, property and cash at such time held hereunder.

  (c)
  The following definitions shall be inserted into Article I after the definition of the term "Deposited Securities":

      The term "Direct Registration Receipt" means a Receipt, the ownership of which is recorded on the Direct Registration System.

      The term "Direct Registration System" means the system for the uncertificated registration of ownership of securities established by The Depository Trust Company ("DTC") and utilized by the Depositary pursuant to which the Depositary may record the ownership of Receipts without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto. For purposes hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTC which provides for automated transfer of ownership between DTC and the Depositary.

  (d)
  The definition of Holder is amended by inserting "Receipt" prior to the word "register".

  (e)
  The following definition shall be inserted into Article I after the definition of the term "Holder":

      The term "Receipt Register" means the register maintained by the Depositary for the registration of transfer, combination and split-up of Receipts, and, in the case of Direct Registration Receipts, shall include the Direct Registration System.

  (f)
  The definition of Receipts is amended to read as follows:

      The term "Receipts" shall mean the American Depositary Receipts, in definitive or temporary form, executed and delivered hereunder. Receipts may be either in physical certificated form or Direct Registration Receipts. Receipts in physical certificated form shall be in substantially the form of Exhibit A hereto, evidencing American Depositary Shares, as the same may be amended from time to time in accordance with the provisions hereof. References to "Receipts" shall include Direct Registration Receipts, unless the context otherwise requires.

        SECTION 2.03.    Section 2.01 of the Original Deposit Agreement is amended to read as follows:

    SECTION 2.01. Form and Transferability of Receipts. (a) Certificated Receipts. Receipts in certificated form shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed hereto, with appropriate insertions, modifications and omissions as hereinafter provided. Receipts may be issued in denominations of any number of American Depositary Shares. Receipts in certificated form shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. Unless so executed, no Receipt in certificated form shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose. Receipts in certificated form bearing the facsimile signature of anyone who was at any time a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such Receipts. Receipts in certificated form may, with the prior written consent of the Company (which consent shall not be unreasonably withheld), be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with this Deposit Agreement as may be required by the Depositary in respect of its obligations hereunder or as may be required to comply with any applicable law or regulations or with the rules and regulations of any

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    securities exchange upon which the American Depositary Shares may be traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

    (b) Direct Registration Receipts. Notwithstanding anything in this Deposit Agreement or in the Receipt to the contrary, American Depositary Shares shall be evidenced by Direct Registration Receipts, unless certificated Receipts are specifically requested by the Holder and for no additional fee. Holders shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are Direct Registration Receipts or certificated Receipts.

    (c) Transferability. Title to a Receipt (and to the Deposited Securities represented by the American Depositary Shares evidenced thereby), when properly endorsed (in the case of Receipts in certificated form) or upon delivery to the Depositary of properly executed instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

        SECTION 2.04.    Section 2.02(a) of the Original Deposit Agreement is amended by inserting the following immediately after the words Receipt or Receipts in the first sentence thereof:

    through the Direct Registration System (or, if specifically requested, certificated Receipts)

        SECTION 2.05.    Section 2.04 of the Original Deposit Agreement is amended by:

  (a)
  inserting the following after the words time to time in the first sentence thereof:

    upon receipt at any of its designated transfer offices of proper instruments of transfer or

  (b)
  inserting the following after the last sentence thereof:

    At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated Receipt with a Direct Registration Receipt, or vice versa, execute and deliver a certificated Receipt or a Direct Registration Receipt, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or Direct Registration Receipt, as the case may be, substituted.

        SECTION 2.06    Section 2.05 of the Original Deposit Agreement is amended by replacing the first sentence thereof with the following:

    Upon receipt at the Depositary's Office or at such other offices as the Depositary may designate of a Holder's written order directing the Depositary to cause the Deposited Securities represented by the American Depositary Shares evidenced by a Receipt to be withdrawn and delivered to or upon the written order of the person or persons designated in such order, and upon the surrender, if applicable, of a Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary), the Depositary shall direct the Custodian to deliver without unreasonable delay, subject to this Deposit Agreement and to the provisions of or governing Deposited Securities, to or upon the written order of the person or persons designated in such order, the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt, and the Custodian shall so deliver such Deposited Securities, at the office of the Custodian, except that the Depositary may, at the request, risk and expense of the Holder,

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    make delivery of such Deposited Securities without unreasonable delay to such person or persons at the Depositary's Office or at any other place specified by the Holder in such order.

        SECTION 2.07.    Section 2.07 of the Original Deposit Agreement is amended to read as follows:

    In case any Receipt in certificated form shall be mutilated, destroyed, lost or stolen, the Depositary shall issue a new Receipt through the Direct Registration System or, as the Holder may specifically request, execute and deliver a new Receipt of like tenor, in either case in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, unless the Depositary has notice that such Receipt has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary (a) a request for such execution and delivery and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, the authenticity thereof and the Holder's ownership thereof.

        SECTION 2.08.    Section 3.03 of the Original Deposit Agreement is amended by inserting the following at the end of the first sentence thereof:

    and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933

        SECTION 2.09.    Section 4.07 of the Deposit Agreement is amended to read as follows:

    The Wolters Kluwer Trust Office, as Trustee (the "Trustee"), is the holder of all Ordinary Shares underlying the Shares and has sole power to vote such Ordinary Shares other than any Ordinary Shares with respect to which the Trustee has granted a power of attorney to a holder of the Shares pursuant to the articles of association and the trust conditions of the Trustee after such holder has given proper notice to the Company of such holder's intention to attend the general meeting of shareholders of the Company, in which case the Trustee shall not exercise the voting rights for such Ordinary Shares. The Company shall give or cause to be given to the Depositary any required published announcement of any meeting of shareholders, along with any documents which such announcement provides are available free of charge to the holders of the Shares, or any notice or solicitation materials as the case may be, each in English. As soon as practicable after receipt of sufficient copies of such announcement and documents or any notice of any meeting or solicitation of instructions from holders of Ordinary Shares, Shares or other Deposited Securities, the Depositary shall mail or otherwise deliver a notice to Holders which sets forth (a) any information that is contained in such announcement or any notice or solicitation materials, as the case may be, together with a statement that any documents referenced in such announcement, notice or solicitation materials are available free of charge to such Holders, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to the provisions of or governing Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders' Receipts, and exercisable at such meeting, and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to instruct the Trustee to vote or cause to be voted (or to

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    grant a discretionary proxy to a person designated by the Company to vote) the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with any instructions set forth in such request. The Depositary shall not itself exercise any voting discretion over any Deposited Securities. If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall not represent such Deposited Securities at any meeting or provide any instructions with respect to such Shares to the Trustee or exercise any voting rights with respect to such Deposited Securities, discretionary or otherwise. Under current law, the Company can determine in the notice concerning a shareholders' meeting that only those holders of Ordinary Shares or Shares that have been registered as such in one or more registers determined by the Executive Board of the Company prior to a shareholders' meeting may vote at such meeting. The Depositary shall have no obligations with respect to American Depositary Shares beneficially held through any Holder, including, without limitation, The Depository Trust Company.

        SECTION 2.10.    The word "Receipt" shall be inserted immediately prior to the word "register" in Section 5.01(b).

        SECTION 2.11.    All but the initial sentence of Section 5.10 of the Deposit Agreement is deleted.

        SECTION 2.12.    The address of the Depositary set forth in Section 7.05(b) shall read as follows:

    JPMorgan Chase Bank, N.A., 4 New York Plaza, New York, New York 10004, Attention: ADR Administration

ARTICLE III

AMENDMENTS TO THE FORM OF RECEIPT

        SECTION 3.01.    The initial paragraph of the Form of Face of Receipt is amended to read as follows:

    JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States, as depositary (the "Depositary"), hereby certifies that is the owner of American Depositary Shares, representing deposited nonvoting bearer trust certificates issued by Stichting Administratiekantoor Wolters Kluwer (the "Wolters Kluwer Trust Office"), for ordinary shares (including rights to receive such ordinary shares, the "Shares") of Wolters Kluwer N.V., a corporation organized under the laws of The Kingdom of the Netherlands (the "Company"). At the date hereof, each American Depositary Share represents one Share deposited under the Deposit Agreement (hereinafter defined) at the principal office of the custodian for the Shares (the "Custodian"). Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Deposit Agreement.

        SECTION 3.02.    The first sentence of paragraph (1) of the Form of Face of Receipt is amended to read as follows:

    This American Depositary Receipt is one of the receipts (the "Receipts") executed and delivered pursuant to the Deposit Agreement dated as of October 31, 1989 as amended as of December , 2004 (as further amended from to time, the "Deposit Agreement") by and among the Company, the Depositary and all holders from time to time of Receipts, each of whom by accepting a Receipt becomes a party thereto, bound by all applicable terms and the applicable provisions hereof and thereof.

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        SECTION 3.03.    Paragraph (6) of the Form of Face of Receipt is amended by inserting the following at the end of the first sentence thereof:

    and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933

        SECTION 3.04.    Paragraph (8) of the Form of Face of Receipt is amended by inserting (a) "issued through the Direct Registration System or" prior to the word "delivered" and (b) "or canceled from the Direct Registration System" after the word "surrendered", in each case in the first sentence thereof.

        SECTION 3.05.    The address of the Depositary set forth on the bottom portion of the Form of Face of Receipt is amended to read as follows:

    As of the date of the Deposit Agreement, the address of the Depositary's Office is 4 New York Plaza, New York, New York 10004.

        SECTION 3.06.    Paragraph (14) of the Form of Reverse of Receipt is amended to read as follows:

    The Wolters Kluwer Trust Office, as Trustee (the "Trustee"), is the holder of all Ordinary Shares underlying the Shares and has sole power to vote such Ordinary Shares other than any Ordinary Shares with respect to which the Trustee has granted a power of attorney to a holder of the Shares pursuant to the articles of association and the trust conditions of the Trustee after such holder has given proper notice to the Company of such holder's intention to attend the general meeting of shareholders of the Company, in which case the Trustee shall not exercise the voting rights for such Ordinary Shares. The Company shall give or cause to be given to the Depositary any required published announcement of any meeting of shareholders, along with any documents which such announcement provides are available free of charge to the holders of the Shares, or any notice or solicitation materials as the case may be, each in English. As soon as practicable after receipt of sufficient copies of such announcement and documents or any notice of any meeting or solicitation of instructions from holders of Ordinary Shares, Shares or other Deposited Securities, the Depositary shall mail or otherwise deliver a notice to Holders which sets forth (a) any information that is contained in such announcement or any notice or solicitation materials, as the case may be, together with a statement that any documents referenced in such announcement, notice or solicitation materials are available free of charge to such Holders, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to the provisions of or governing Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders' Receipts, and exercisable at such meeting, and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to instruct the Trustee to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Company to vote) the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with any instructions set forth in such request. The Depositary shall not itself exercise any voting discretion over any Deposited Securities. If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities

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    represented by the American Depositary Shares evidenced by such Holder's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall not represent such Deposited Securities at any meeting or provide any instructions with respect to such Shares to the Trustee or exercise any voting rights with respect to such Deposited Securities, discretionary or otherwise. Under current law, the Company can determine in the notice concerning a shareholders' meeting that only those holders of Ordinary Shares or Shares that have been registered as such in one or more registers determined by the Executive Board of the Company prior to a shareholders' meeting may vote at such meeting. The Depositary shall have no obligations with respect to American Depositary Shares beneficially held through any Holder, including, without limitation, The Depository Trust Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

        SECTION 4.01.    Representations and Warranties.    The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:

  (a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles; and

  (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in the Netherlands, neither of such agreements need to be filed or recorded with any court or other authority in the Netherlands, nor does any stamp or similar tax or governmental charge need to be paid in the Netherlands on or in respect of such agreements; and

  (c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

ARTICLE V

MISCELLANEOUS

        SECTION 5.01.    Effective Date.    This Amendment is dated as of the date set forth above and shall be effective as of December , 2004 (the "Effective Date").

        SECTION 5.02.    Outstanding Receipts.    Receipts issued prior or subsequent to the date hereof, which do not reflect the changes to the form of Receipt effected hereby (as set forth in Exhibit A hereto), need not be called in for exchange.

        SECTION 5.03.    Indemnification.    The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 5.08 of the Original Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

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        IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

WOLTERS KLUWER N.V.
By:	Name: Title:
JPMORGAN CHASE BANK, N.A.
By:	Name: Title: Vice President

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Exhibit A
[FORM OF FACE OF RECEIPT]

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

Nonvoting Bearer Trust Certificates

of

WOLTERS KLUWER N.V.

(Incorporated under the
laws of The Kingdom of the Netherlands)

No.

        JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States, as depositary (the "Depositary"), hereby certifies that                              is the owner of                              American Depositary Shares, representing deposited nonvoting bearer trust certificates issued by Stichting Administratiekantoor Wolters Kluwer ("Wolters Kluwer Trust Office") for ordinary shares (including of rights to receive such nonvoting bearer trust certificates for ordinary shares "Shares"), of WOLTERS KLUWER N.V., a corporation organized under the laws of The Kingdom of the Netherlands (the "Company"). At the date hereof, each American Depositary Share represents one Share deposited under the Deposit Agreement (hereinafter defined) at the Amsterdam office of ABN AMRO Bank N.V., as Custodian (the "Custodian").

        (1)   The Deposit Agreement.    This American Depositary Receipt is one of the receipts (the "Receipts") executed and delivered pursuant to the Deposit Agreement dated as of October 31, 1989 as amended as of December     , 2004 (as amended from time to time, the "Deposit Agreement") by and among the Company, the Depositary and all holders from time to time of Receipts, each of whom by accepting a Receipt becomes a party thereto, bound by all applicable terms and provisions thereof and hereof. The Deposit Agreement sets forth the rights of holders including registered holders ("Holders") and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property, and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the "Deposited Securities"). Copies of the Deposit Agreement and of the Company's provisions of or governing Deposited Securities are on file at the Depositary's Office, the office of the Custodian and at any other designated transfer office. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

        (2)   Withdrawal of Deposited Securities.    Upon surrender of this Receipt and payment of the fee of the Depositary provided for in paragraph (8) of this Receipt at the Depositary's Office or at such other offices as it may designate, subject to the Deposit Agreement and the provisions of or governing the Deposited Securities, the Holder hereof is entitled to the delivery without unreasonable delay at the office of the Custodian to such Holder or upon such Holder's order of the Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at the Depositary's Office or at such other place as may have been requested by the Holder. Delivery of

Deposited Securities may be made by the delivery of certificates to the extent such Deposited Securities may be represented by certificates.

        (3)   Transfers, Split-ups and Combinations.    This Receipt is transferable on the register maintained by the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the Receipt register at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

        (4)   Certain Limitations.    Prior to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution in respect thereof, or the withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require: (a) payment of (i) any stock transfer or other tax or other governmental charge with respect thereto, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (8)) of this Receipt; (b) the production of proof satisfactory to it of the identity and genuineness of any signature and of such other information (including without limitation information as to citizenship, residence, exchange control approval, or legal or beneficial ownership of any securities) as it may deem necessary or proper or as the Company may require; and (c) compliance with such regulations, if any, as the Depositary may establish consistent with the Deposit Agreement. Upon the written request of the Company, the Depositary shall provide the Company with copies of all such proofs or other information and certificates. The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Receipt register or any register for Shares or of certificate for other Deposited Securities is closed or when any such action is deemed necessary or advisable by the Depositary or the Company, provided that the withdrawal of Deposited Securities may be suspended only for reasons specified in General Instruction I.A. (1) to Form F-6 under the Securities Act of 1933. The Depositary will not issue Receipts against rights to receive Shares (except for evidence of rights to receive Shares from the Company, or any registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares) unless such rights are fully collateralized with cash or United States government securities. Such collateral, but not the earnings thereon, will be held for the benefit of the Holders. The Depositary may retain for its own account any compensation for the issuance of receipts against rights to receive Shares, including without limitation earnings on the collateral securing such rights. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company's compliance with securities laws in the United States.

        (5)   Liability of Holder for Taxes.    If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax or other governmental charge shall be payable by the Holder hereof, who shall pay the amount thereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any split-up or combination hereof or any withdrawal of such Deposited Securities until such payment is made, and may withhold or deduct from any distributions on such Deposited Securities, or may sell for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such cash or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

        (6)   Warranties by Depositor.    Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefore are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, and that the person making such deposit is duly authorized so to do and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

        (7)   Disclosure of Interests.    To the extent that provisions of or governing any Deposited Securities may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary has agreed to use its reasonable efforts to comply with Company instructions as to Receipts in respect of any such enforcement or limitation and Holders and all persons taking and holding Receipts thereby agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary's compliance with such Company instructions.

        (8)   Charges of Depositary.    The Depositary will charge each person to whom Receipts are issued through the Direct Registration System or delivered against deposits of Shares, and each person surrendering Receipts for withdrawal of Deposited Securities, U.S. $5.00 for each 100 American Depositary Shares (or portion thereof) evidenced by the Receipts delivered or surrendered or canceled from the Direct Registration System. The Company will pay all other charges and expenses of the Depositary and those of any Receipt registrar, co-transfer agent, co-registrar and any other agent of the Depositary (except the Custodian), except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing Shares or Holders delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfers of deposited Shares and other Deposited Securities on any applicable register in the name of the Custodian or its nominee in connection with the deposit of Shares or in the name of such person as a Holder may direct in connection with any withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities), and (iv) charges of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency). The provisions in respect of these charges may be changed in the manner indicated in paragraph 20.

        (9)   Title to Receipts.    Title to this Receipt (and to the Deposited Securities represented by the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the register maintained by the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

        (10) Validity of Receipt.    This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or, if a Receipt registrar for the Receipts shall have been appointed, by the manual signature of a duly authorized officer of such registrar or any co-registrar.

        (11) Available Information.    The Company will furnish the Securities and Exchange Commission with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934. Such reports and documents may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

Dated:

JPMORGAN CHASE BANK, N.A. as Depositary
By	Authorized Officer

        As of the date of the Deposit Agreement, the address of the Depositary's Office is 4 New York Plaza, New York, New York 10004.

        [FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

        (12) Distributions Upon Deposited Securities.    Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, subject to the Deposit Agreement, distribute the amount thus received, by checks drawn on a bank in The City of New York, to the Holders on the record date set by the Depositary therefore of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of the Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) required to be withheld by the Company, the Custodian or the Depositary on account of taxes or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars. Cash distributions and cash proceeds from sales of non-cash distributions in foreign currency will be converted by sale or such other manner as the Depositary may determine into U.S. dollars (net of the Depositary's charges and expenses in effecting such conversion) before distribution to Holders. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into U.S. dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent reasonable and permissible to the Holders entitled thereto and may distribute the balance in foreign currency to the Holders entitled thereto or hold such balance or all such foreign currency for the Holders entitled thereto (without liability for interest thereon). If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may or shall if the Company shall so request, subject to the Deposit Agreement, distribute to the Holders on a record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds to the Holders entitled thereto as in the case of a distribution received in cash. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities. If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion as to whether and how such rights are to be made available to the Holders; provided that the Depositary will, if requested by the Company, either (y) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, or (z) if making such rights available is not lawful or not feasible, or if such rights or warrants are not exercised and appear to be about to lapse, sell such rights or warrants at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the Holders entitled thereto as in the case of a distribution received in cash. The Depositary will distribute to Holders on the record date set by it therefor any distribution on Deposited Securities other than cash, Shares or rights in any manner that the Depositary deems equitable and practicable; provided if in the opinion of the Depositary any distribution other than cash, Shares or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. The Depositary need not distribute securities, Receipts or rights unless the Company furnishes certain evidence or opinions in respect of United States securities laws (which the Company has no obligation to do).

        (13) Record Dates.    Whenever any distribution is being made upon any Deposited Securities or any meeting of holders of Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary will, after consultation with the Company, if practicable, fix a record date for the determination of the Holders who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or act in respect of such other matter, subject to the provisions of the Deposit Agreement.

        (14) Voting of Deposited Securities.    The Wolters Kluwer Trust Office, as Trustee (the "Trustee"), is the holder of all Ordinary Shares underlying the Shares and has sole power to vote such Ordinary Shares other than any Ordinary Shares with respect to which the Trustee has granted a power of attorney to a holder of the Shares pursuant to articles of associated and the trust conditions of the Trustee after such holder has given proper notice to the Company of such holder's intention to attend the general meeting of shareholders of the Company, in which case the Trustee shall not exercise the voting rights for such Ordinary Shares. The Company shall give or cause to be given to the Depositary any required published announcement of any meeting of shareholders, along with any documents which such announcement provides are available free of charge to the holders of the Shares, or any notice or solicitation materials as the case may be, each in English. As soon as practicable after receipt of sufficient copies of such announcement and documents or any notice of any meeting or solicitation of instructions from holders of Ordinary Shares, Shares or other Deposited Securities, the Depositary shall mail or otherwise deliver a notice to Holders which sets forth (a) any information that is contained in such announcement or any notice or solicitation materials, as the case may be, together with a statement that any documents referenced in such announcement, notice or solicitation materials are available free of charge to such Holders, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to the provisions of or governing Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders' Receipts, and exercisable at such meeting, and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to instruct the Trustee to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Company to vote) the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with any instructions set forth in such request. The Depositary shall not itself exercise any voting discretion over any Deposited Securities. If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall not represent such Deposited Securities at any meeting or provide any instructions with respect to such Shares to the Trustee or exercise any voting rights with respect to such Deposited Securities, discretionary or otherwise. Under current law, the Company can determine in the notice concerning a shareholders' meeting that only those holders of Ordinary Shares or Shares that have been registered as such in one or more registers determined by the Executive Board of the Company prior to a shareholders' meeting may vote at such meeting. The Depositary shall have no obligations with respect to American Depositary Shares beneficially held through any Holder, including, without limitation, The Depository Trust Company.

        (15) Changes Affecting Deposited Securities.    Upon any change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement; and, the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts in respect of such securities as in the case of a dividend of Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts, reflecting such securities, and to the extent that such additional or new Receipts are not delivered this Receipt shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received.

        (16) Reports; Inspection of Register.    The Depositary will make available for inspection by Holders at the Depositary's Office, at the office of the Custodian and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of Deposited Securities by the Company. The Depositary will also mail or make available to Holders copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep, at its transfer office, in the Borough of Manhattan, The City of New York, a register for the registration of Receipts and their transfer that at all reasonable times will be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

        (17) Withholding.    In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

        (18) Liability of the Company and the Depositary.    Neither the Depositary, its agents nor the Company shall incur any liability if, by reason of any present or future law, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control, the Depositary, its agents or the Company shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, or delayed in, doing or performing any act of thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Each of the Company, the Depositary and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without gross negligence or bad faith. Neither the Depositary, its agents nor the Company will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any

Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required or (b) liable for any action or inaction by it in reliance upon the advice or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company has agreed to indemnify the Depositary, the Custodian, any Receipt registrar, co-transfer agent, co-registrar or other agent of the Depositary appointed under the Deposit Agreement (the "indemnified persons") against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise (a) out of acts performed or omitted in connection with the Deposit Agreement and the Receipts, (i) by any indemnified person, except to the extent that any such loss, liability or expense is due to the gross negligence or bad faith of such indemnified person, or (ii) by the Company or any of its agents, or (b) out of or in connection with any offer or sale of Receipts, American Depositary Shares, Shares or any other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense arises out of information (or omissions from such information) relating to any indemnified person, furnished in writing to the Company by any indemnified person, expressly for use in a registration statement under the Securities Act of 1933. The Depositary and each indemnified person shall indemnify, defend and save harmless the Company against any loss, liability or expense incurred by the Company in connection with the Deposit Agreement and the Receipts due to the negligence or bad faith of any indemnified person.

        (19) Resignation and Removal of Depositary; the Custodian.    The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company or be removed by the Company by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as provided in the Deposit Agreement. The Depositary may, upon written request or written approval of the Company, at any time appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

        (20) Amendment of Deposit Agreement and Receipts.    The Receipts and the Deposit Agreement may be amended by agreement between the Company and the Depositary. Any amendment that shall impose or increase any fees or charges (other than the charge to each person to whom Receipts are delivered against deposits of Shares and the fees and charges listed in clauses (i) through (iv) of paragraph (8)) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders. Every Holder at the expiration of such three months shall be deemed by holding such Receipts to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

        (21) Termination of Deposit Agreement.    The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement, upon the notice set forth in the preceding sentence, at any time after 90 days after the Depositary shall have resigned, provided that no successor depositary shall within such 90 days have been appointed and accepted its appointment within such 90 days. After the date so fixed for termination, the Depositary will perform no further acts under the Deposit Agreement, except to advise Holders of such termination, receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash) and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of one year from the date so fixed for termination, the Depositary shall sell (after prior consultation with the Company as to the manner of sale) the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered.

QuickLinks

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE II AMENDMENTS TO DEPOSIT AGREEMENT
ARTICLE III AMENDMENTS TO THE FORM OF RECEIPT
ARTICLE IV REPRESENTATIONS AND WARRANTIES
ARTICLE V MISCELLANEOUS